EXHIBIT 10.16
WAIVER OF RIGHTS
     THIS WAIVER OF RIGHTS (this “Waiver”), dated June  , 2007, to participate in the Rights Offering (as defined hereinafter) is made pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of June  , 2007, by and among CKX, Inc. (“CKX”), FX Luxury Realty, LLC (the “Company”) and Flag Luxury Properties, LLC (“Flag”). Certain capitalized terms used herein have the meaning ascribed to them in the Purchase Agreement.
     WHEREAS, pursuant to the Purchase Agreement, CKX shall invest $100 million in the Company in return for ownership of 50% of the Company’s aggregate outstanding membership interests.
     WHEREAS, as an inducement for Flag to enter into the Purchase Agreement and as a condition thereof, CKX (but not its stockholders following the Stockholder Distribution) and Flag and all members of Flag have agreed to waive (or shall otherwise become subject to a waiver of) their rights to participate in any such Rights Offering, in each case, as provided in the Purchase Agreement.
     NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby waives and forfeits any and all rights to participate in the Rights Offering and any and all other rights or interests that a stockholder of NEWCO Inc. may have, or hereafter obtain with respect to the Rights Offering. This Waiver shall not apply to any other rights that the undersigned may have under the Purchase Agreement or the Operating Agreement.

CKX, INC.

By:

Name:
Title:

Acknowledged:
FX LUXURY REALTY, LLC
          By: Flag Luxury Property, LLC, its managing member

By:

Name:
Title: